SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
     14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         SINCLAIR BROADCAST GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         SINCLAIR BROADCAST GROUP, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)14) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          N/A
     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          N/A
     ---------------------------------------------------------------------------
     (5)  Total fee paid: N/A
     ---------------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          N/A
     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          N/A
     ---------------------------------------------------------------------------
     (3)  Filing Party:
          N/A
     ---------------------------------------------------------------------------
     (4)  Date Filed:
          N/A
     ---------------------------------------------------------------------------

                 [SINCLAIR BROADCAST GROUP, INC. LOGO OMITTED]



                                                                 April 14, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. We will be holding the Annual Meeting on May 11, 1999 at the Sheraton Baltimore North, 903 Dulaney Valley Road, Towson, MD 21204 at 10:00 a.m., local time.

     At the 1999 Annual Meeting, we will ask you to:

     o    Elect six members of the Board of Directors;

     o Ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 1999; and

     o    Transact such other business as properly comes before the meeting.

     Enclosed   with  this  letter  is  a  Notice  of  the  Annual   Meeting  of
Stockholders, a Proxy Statement, a proxy card and a return envelope. Also enclosed with this letter is Sinclair Broadcast Group, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1998.

     THE BOARD OF DIRECTORS OF SINCLAIR RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE OTHER PROPOSALS.

     Your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly.

     Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.


                                        Sincerely,


                                        David D. Smith
                                        Chairman of the Board
                                        and Chief Executive Officer

     YOUR VOTE IS IMPORTANT -- PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY
                 PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE
                 SINCLAIR BROADCAST GROUP, INC. ANNUAL MEETING.

                         SINCLAIR BROADCAST GROUP, INC.
                               2000 W. 41ST STREET

                            BALTIMORE, MARYLAND 21211

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           -----------------------------------
                           DATE:  TUESDAY, MAY 11, 1999
                           TIME:  10:00 A.M. LOCAL TIME
                           PLACE: THE SHERATON BALTIMORE NORTH
                                  903 DULANEY VALLEY ROAD
                                  TOWSON, MD 21204
                           -----------------------------------

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholders:

     At the 1999 Annual Meeting, we will ask you to:

     1.   Elect six directors, each for a one-year term.

     2. Ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 1999.

     3. Transact such other business as may properly come before the Annual Meeting.

     Accompanying this notice is a Proxy Statement and a Proxy Card. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope before the date of the Annual Meeting. You may revoke your proxy any time before it is voted at the Annual Meeting. You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on April 2, 1999.

     You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your card.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        J. Duncan Smith, Secretary


Baltimore, Maryland
April 14, 1999

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

INFORMATION ABOUT THE 1999 ANNUAL MEETING AND VOTING .......................  2
PROPOSAL 1: ELECTION OF DIRECTORS ..........................................  4
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS ...........................  4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  5
DIRECTORS AND EXECUTIVE OFFICERS ...........................................  7
STOCKHOLDER PROPOSALS ...................................................... 20

                         SINCLAIR BROADCAST GROUP, INC.
                               2000 W. 41ST STREET
                            BALTIMORE, MARYLAND 21211

                                 --------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 11, 1999

                                 --------------

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 1999 Annual Meeting of Sinclair Broadcast Group, Inc. ("Sinclair" or the "Company") . The 1999 Annual Meeting will be held on May 11, 1999 at the Sheraton Baltimore North, 903 Dulaney Valley Road, Towson, MD 21204.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Sinclair is soliciting these proxies.

     At the Annual Meeting, you will be asked to vote on the following proposals:

     1.   Elect six directors, each for a one-year term;

     2. Ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 1999; and

     3.   Such other matters as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT THE BOARD'S NOMINEES FOR DIRECTOR AND TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

     On April 14, 1999, we began mailing information to people who, according to our records, owned common shares or beneficial interests in Sinclair as of the close of business on April 2, 1999. We have mailed with that information a copy of Sinclair's Annual Report to Stockholders for the fiscal year ended December 31, 1998.

              INFORMATION ABOUT THE 1999 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on May 11, 1999 at the Sheraton Baltimore North, 903 Dulaney Valley Road, Towson, Maryland, 21204 at 10:00 a.m. local time.


THIS PROXY SOLICITATION

     We are sending you this proxy statement because Sinclair's Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On April 14, 1999, we began mailing this proxy statement to all people who, according to our stockholder records, owned shares at the close of business on April 2, 1999.

     Sinclair is paying the cost of requesting these proxies. Sinclair's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Sinclair will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.


VOTING YOUR SHARES

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us by the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both proposals.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING SCHEDULED TO BE HELD ON MAY 11, 1999.

     If you complete the proxy card, except for the voting instructions, then your shares will be voted FOR each of the director nominees identified on the proxy card, and FOR ratification of the selection of Arthur Andersen LLP as the independent accountants of Sinclair for the 1999 fiscal year.

     We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.


REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy one of three ways:

     o You may notify the Secretary of Sinclair in writing that you wish to revoke your proxy, at the following address: Sinclair Broadcast Group, Inc., 2000 W. 41st Street, Baltimore, Maryland, Attention: J. Duncan Smith, Vice President and Secretary. Your notice must be received by us before the time of the Annual Meeting.

     o    You may submit a proxy dated later than your original proxy.

     o You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED BY APPROVAL

     SHARES ENTITLED TO VOTE. On April 2, 1999 (also referred to as the "Record Date"), the following shares were issued and outstanding and had the votes indicated:

     o Class A Common Stock. 48,036,430 shares of Class A Common Stock, each of which is entitled to one vote on each of the proposals;

     o Class B Common Stock. 48,630,231 shares of Class B Common Stock, each of which is entitled to ten votes on each of the proposals;

     o Series B Preferred Stock. 39,181 shares of Series B Preferred Stock, each of which is entitled to 7.27 votes on each of the proposals.

     QUORUM. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 267,311,847 votes are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions will be counted as shares that are represented at the Annual Meeting.

     VOTES REQUIRED. The votes required on each of the proposals are as follows:


Proposal 1:                               Election  of  Six  Directors  The  six
                                          nominees  for director who receive the
                                          most  votes  will be  elected.  If you
                                          indicate "withhold  authority to vote"
                                          for a particular nominee on your proxy
                                          card,  your vote will not count either
                                          for or against the nominee.

Proposal 2: Ratification of Selection     The affirmative  vote of a majority of
 of Independent Accountants               the votes cast at the  Annual  Meeting
                                          is required to ratify the selection of
                                          independent   accountants.    If   you
                                          abstain from voting,  your  abstention
                                          will not  count as a vote  cast for or
                                          against the proposal.


ADDITIONAL INFORMATION

     We are mailing our Annual Report to Stockholders for the fiscal year ended December 31, 1998, including consolidated financial statements, to all shareholders entitled to vote at the Annual Meeting together with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Sinclair.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Nominees for election to the Board of Directors are:

                David D. Smith
                Frederick G. Smith
                J. Duncan Smith
                Robert E. Smith
                Basil A. Thomas
                Lawrence E. McCanna

     Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. Each of the six nominees is currently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled "Directors and Executive Officers," which begins on page 7.

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board of Directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

     The Board of Directors of the Company has established the size of the board at seven members. However, since a vacancy was created by the resignation of one director in 1997, the Board has not appointed a replacement or nominated anyone to be elected to this position. The Board may in the future appoint someone to fill this vacancy, or may leave the position open, and therefore has not taken action to eliminate the vacant directorship. Proxies for the Annual Meeting may not be voted for more than the six nominees named.

     Messrs. David, Frederick, Duncan and Robert Smith (collectively, the "Controlling Stockholders") have entered into a stockholders' agreement pursuant to which they have agreed to vote for each other as candidates for election to the Board of Directors until June 12, 2005.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.


                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, with the concurrence of the Audit Committee, has selected Arthur Andersen LLP as its independent auditors for 1999. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reevaluate the engagement of the independent auditors. Even if the appointment is ratified, the Board of Directors in its discretion may nevertheless appoint another firm of independent auditors at any time during the year if the Board of Directors determines that such a change would be in the best interests of the shareholders and the Company.

     A representative of Arthur Andersen LLP is expected to attend the Annual Meeting. The Arthur Andersen representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from shareholders.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF ARTHUR ANDERSEN LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were 96,666,661 shares of common stock of Sinclair issued and outstanding on April 2, 1999. The following table shows how many shares were owned by the following categories of persons as of that date:

     o    persons who own more than 5% of the shares;

     o each director and each officer described on the "Summary Compensation Table" on page 11;

     o    all directors and officers as a group.

                                               SHARES OF CLASS B          SHARES OF CLASS A
                                                  COMMON STOCK               COMMON STOCK          PERCENT OF
                                               BENEFICIALLY OWNED         BENEFICIALLY OWNED         TOTAL
                                            ------------------------   ------------------------      VOTING
                   NAME                        NUMBER       PERCENT       NUMBER       PERCENT     POWER (A)
-----------------------------------------   ------------   ---------   ------------   ---------   -----------
David D. Smith (b) ......................   13,025,926        26.5%    13,045,926        21.6%        24.2%
Frederick G. Smith (b) (c) ..............   11,356,171        23.1%    11,356,171        19.3%        21.1%
J. Duncan Smith (b) (d) .................   12,839,321        26.2%    12,839,321        21.3%        23.8%
Robert E. Smith (b) (e) .................   11,128,474        22.7%    11,128,474        19.0%        20.7%
Kerby Confer (f) ........................                                 160,134           *            *
Barry P. Drake(f) .......................                                  83,486           *            *
Basil A. Thomas .........................                                   4,000           *            *
Lawrence E. McCanna .....................                                     600           *            *
Barry Baker (g) (h)
 1215 Cole Street
 St. Louis, Missouri 63106 ..............                               4,073,252         8.6%         1.0%
Putnam Investments, Inc. (i)
 One Post Office Square
 Boston, Massachusetts 02109 ............                              11,315,372        23.8%         2.1%
J&W Seligman & Co. (j)
 100 Park Avenue -- 8th floor
 New York, NY 10006 .....................                               3,241,500         6.8%           *
Alliance Capital Management L.P. (k)
 1290 Avenue of the Americas
 New York, NY 10104 .....................                               2,680,000         5.6%           *
All directors and executive officers as a
 group (9 persons) (l) ..................   48,349,892        98.5%    48,738,166        50.7%        89.8%

----------
*    Less than 1%

(a) Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to "going private" and certain other transactions. The Class A Common Stock, the Class B Common Stock and the Series B Preferred Stock vote altogether as a single class except as otherwise may be required by Maryland law on all matters presented for a vote, with each share of Series B Preferred Stock entitled to 7.27 votes on all such matters. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock and holders of Series B Preferred Stock may at any time convert each share of Series B Preferred Stock into 7.27 shares of Class A Common Stock.

(b) Shares of Class A Common Stock beneficially owned includes shares of Class B Common Stock beneficially owned, each of which is convertible into one share of Class A Common Stock.

(c)  Includes 839,290 shares held in irrevocable trusts established by Frederick
     G. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(d) Includes 881,390 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(e)  Includes  1,465,710 shares held in irrevocable trusts established by Robert
     E. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(f) Includes 60,000 shares of Class A Common Stock that may be acquired upon exercise of options. Mr. Confer resigned from his position with Sinclair effective April 5, 1999.

(g) Includes 2,764,870 shares of Class A Common Stock that may be acquired upon exercise of options.

(h) Number of shares owned is based on a report on Schedule 13D/A filed with the Securities and Exchange Commission on February 8, 1999. The Schedule 13D/A reflects Mr. Baker as the beneficial owner of 2,036,626 shares of Class A Common Stock of Sinclair, which corresponds to the total of 4,073,252 reflected on the table after accounting for a 2:1 stock split of the Company's Class A Common Stock.

(i) Number of shares beneficially owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 1999. According to the referenced Schedule 13G/A, total represents shares of Class A Common Stock held by Putnam Investments, Inc. ("PI") and its subsidiaries, Putnam Investment Management, Inc. ("PIM"), and The Putnam Advisory Company, Inc. ("PAC"). PI is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. PIM beneficially owns 10,729,488 shares of Class A Common Stock, and has no power to vote these shares, but shares the power to dispose of them with PI and PAC. PAC beneficially owns 585,884 shares of Class A Common Stock, and shares the power to vote or direct the vote of 266,801 of these shares with PI. PI, PIM and PAC together share the power to dispose of the total of 11,315,372 shares beneficially owned by PI. The principal business address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, NY 10036.

(j) Number of shares beneficially owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 1999. William C. Morris, as the owner of a majority of the outstanding voting securities of J.&W. Seligman & Co. Incorporated, may be deemed to beneficially own the shares reported on the referenced Schedule 13G/A. According to the referenced Schedule 13 G/A, J. & W. Seligman & Co. Incorporated shares the voting power for 3,225,300 shares of Class A Common Stock with William C. Morris. J. & W. Seligman & Co. Incorporated shares the dispositive power over 3,241,500 shares of Class A Common Stock with William C. Morris.

(k) Number of shares beneficially owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 1999. According to the referenced Schedule 13G/A, Alliance Capital Management L.P. ("Alliance") acquired beneficial ownership of 2,680,000 shares of Class A Common Stock solely for investment purposes on behalf of client discretionary investment advisory accounts. Alliance holds sole power to vote or direct the vote of 1,223,900 shares, shared power to vote or direct the vote of 1,449,800 shares, and sole power to dispose or to direct the disposition of 2,680,000 shares. Alliance is a subsidiary of The Equitable Companies Incorporated, which in turn is controlled by AXA (formerly AXA-UAP).

(l) Includes 120,000 shares of Class A Common Stock that may be acquired upon exercise of options.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the SEC) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information relating to the Company's executive officers, directors, and certain key employees.

              NAME                  AGE                             TITLE
--------------------------------   -----   ------------------------------------------------------
David D. Smith .................    48     President, Chief Executive Officer, Director and
                                           Chairman of the Board
Frederick G. Smith .............    49     Vice President and Director
J. Duncan Smith ................    45     Vice President, Secretary and Director
David B. Amy ...................    46     Chief Financial Officer
Patrick J. Talamantes ..........    34     Treasurer
Barry Drake ....................    47     Chief Executive Officer, Radio
Robert Gluck ...................    41     Regional Director, Television
Michael Granados ...............    44     Regional Director, Television
Steven M. Marks ................    42     Regional Director, Television
Craig Millar ...................    50     Regional Director, Television
Stuart Powell ..................    57     Regional Director, Television
John T. Quigley ................    55     Regional Director, Television
Frank W. Bell ..................    43     Vice President, Programming, Radio
M. William Butler ..............    46     Vice President/Group Program Director
Lynn A. Deppen .................    41     Vice President, Engineering, Radio
Michael Draman .................    50     Vice President/TV Sales and Marketing, Television
Stephen A. Eisenberg ...........    57     Vice President/Director of National Sales, Television
Nat Ostroff ....................    58     Vice President/New Technology
Delbert R. Parks III ...........    47     Director of Operations and Engineering, Television
Robert E. Quicksilver ..........    44     Vice President/General Counsel
Thomas E. Severson .............    35     Corporate Controller
Michael E. Sileck ..............    38     Vice President/Finance
Robin A. Smith .................    42     Chief Financial Officer, Radio
Lawrence E. McCanna ............    55     Director
Basil A. Thomas ................    83     Director
Robert E. Smith ................    35     Director

     Members of the Board of Directors are elected for one-year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one-year terms and until their successors are duly appointed and qualified.


MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held a total of 5 meetings during 1998, and executed 12 unanimous consents in lieu of meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

     The Board of Directors currently consists of six members. The committees of the Board of Directors include an Audit Committee and a Compensation Committee.

     o AUDIT COMMITTEE. The members of the Audit Committee are Messrs. Thomas and McCanna. This committee is charged with the responsibility of reviewing the Company's internal auditing procedures and accounting controls and will consider the selection and independence of the company's outside auditors. The Audit Committee met four times during the year ended December 31, 1998.

     o COMPENSATION COMMITTEE. The members of the Compensation Committee are Messrs. Thomas and McCanna. This committee is charged with the responsibility for setting executive compensation, reviewing certain of the Company's compensation programs and making recommendations to the Board of Directors in the interval between meetings. The Compensation Committee met ten times during the year ended December 31, 1998.

DIRECTOR AND OFFICER PROFILES

     David D. Smith has served as President, Chief Executive Officer and Chairman of the Board since September 1990. Prior to that, he served as General Manager of WPTT, Pittsburgh, Pennsylvania, from 1984, and assumed the financial and engineering responsibility for Sinclair, including the construction of WTTE, Columbus, Ohio, in 1984. In 1980, Mr. Smith founded Comark Television, Inc., which applied for and was granted the permit for WPXT-TV in Portland, Maine and which purchased WDSI-TV in Chattanooga, Tennessee. WPXT-TV was sold one year after construction and WDSI-TV was sold two years after its acquisition. From 1978 to 1986, Mr. Smith co-founded and served as an officer and director of Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations. His television career began with WBFF in Baltimore, where he helped in the construction of the station and was in charge of technical maintenance until 1978. David D. Smith, Frederick G. Smith,
J. Duncan Smith and Robert E. Smith are brothers. David Smith is currently a member of the board of directors of Acrodyne Communications, Inc.

     Frederick G. Smith has served as Vice President of Sinclair since 1990 and as a Director since 1986. Prior to joining Sinclair in 1990, Mr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Mr. Smith was the sole officer, director and stockholder.

     J. Duncan Smith has served as Vice President, Secretary and a Director of Sinclair since 1988. Prior to that, he worked for Comark Communications, Inc. installing UHF transmitters. In addition, he also worked extensively on the construction of WPTT in Pittsburgh, WTTE in Columbus, WIIB in Bloomington and WTTA in St. Petersburg, as well as on the renovation of the new studio, offices and news facility for WBFF in Baltimore.

     David B. Amy has served as Chief Financial Officer ("CFO") since October of 1994, and as Vice President and CFO since September, 1998. In addition, he serves as Secretary of Sinclair Communications, Inc., the Sinclair subsidiary which owns and operates the broadcasting operations. Prior to his appointment as Vice President and CFO, Mr. Amy served as the Corporate Controller of Sinclair beginning in 1986 and has been Sinclair's Chief Accounting Officer since that time. Mr. Amy has over fourteen years of broadcast experience, having joined Sinclair as a business manager for WCWB in Pittsburgh. Mr. Amy received an MBA degree from the University of Pittsburgh in 1981.

     Patrick J. Talamantes has served as Treasurer of the Company since September 1998. In addition, Mr. Talamantes served as Director of Corporate Finance and Treasurer of SCI since 1996. Prior to that time and since April 1995, he served as Treasurer for River City Broadcasting, L.P. ("River City"), a radio and television broadcasting company acquired by the Company in 1996. From 1991 to 1995, he was a Vice President with Chemical Bank, where he completed financings for clients in the cable, broadcasting, publishing and entertainment industries. Mr. Talamantes holds a B.A. degree from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania.

     Barry Drake has served as Chief Operating Officer of SCI Radio since 1996. Prior to that time, he was Chief Operating Officer -- Keymarket Radio Division of River City since July 1995. Prior to that time, he was President and Chief Operating Officer of Keymarket since 1988. From 1985 through 1988, Mr. Drake performed the duties of the President of each of the Keymarket broadcasting entities, with responsibility for three stations located in Houston, St. Louis and Detroit.

     Robert Gluck has served as Regional Director of Sinclair since August 1997. As Regional Director, Mr. Gluck is responsible for the Baltimore, Minneapolis, Greensboro/Winston-Salem, Milwaukee and Raleigh/Durham markets. Prior to joining Sinclair, Mr. Gluck served as General Manager at WTIC-TV in the Hartford-New Haven market. Prior to joining WTIC-TV in 1988, Mr. Gluck served as National
Sales Manager and Local Sales Manager of WLVI-TV in Boston. Before joining WLVI-TV, Mr. Gluck served in various sales and management capacities with New York national sales representative firms.

     Michael Granados has served as a Regional Director of Sinclair since July 1996. As a Regional Director, Mr. Granados is responsible for the Sacramento, Cape Girardeau, San Antonio, Des Moines, Peoria and Las Vegas markets. Prior to July 1996, Mr. Granados has served as the General Manager of

WTTV-TV. Before 1996 and while working for River City, Mr. Granados served as the General Sales Manager of KABB from 1989 to 1993 and the Station Manager and Director of Sales of WTTV from 1993 to 1994.

     Steven M. Marks has served as Regional Director for Sinclair since October 1994. As Regional Director, Mr. Marks is responsible for the Columbus, Mobile, Pensacola, Charleston, WV, Norfolk, Flint and Syracuse markets. Prior to his appointment as Regional Director, Mr. Marks served as General Manager for WBFF since July 1991. From 1986 until joining WBFF in 1991, Mr. Marks served as General Sales Manager at WTTE. Prior to that time, he was national sales manager for WFLX-TV in West Palm Beach, Florida.

     Stuart Powell has served as a Regional Director since December 15, 1997. As a Regional Director, Mr. Powell is responsible for the Pittsburgh, Kansas City, St. Louis, Buffalo, Rochester, and Cincinnati markets. Prior to joining Sinclair, Mr. Powell served as Vice President and General Manager at WXIX-TV in the Cincinnati market. Prior to joining WXIX-TV in 1992, Mr. Powell served as General Manager of WFLD in Chicago. Before joining WFLD, Mr. Powell served in various sales and management capacities with Scripps Howard in Phoenix and Kansas City.

     John T. Quigley has served as a Regional Director of Sinclair since June 1996. As Regional Director, Mr. Quigley is responsible for the Oklahoma City, Madison, Lexington, Richmond, Asheville/Greenville, Charleston, SC and Tri-Cities markets. Prior to that time, Mr. Quigley served as general manager of WTTE since July 1985. Prior to joining WTTE, Mr. Quigley served in broadcast management positions at WCPO-TV in Cincinnati, Ohio and WPTV-TV in West Palm Beach, Florida.

     Craig Millar has served as a Regional Director since July 1998. As Regional Director, Mr. Millar is responsible for the Nashville, Birmingham, Indianapolis and Dayton markets. Prior to his appointment as Regional Director, Mr. Millar served as President and General Manager of KTBC/KVC-TV in Austin, Texas since April, 1995. Prior to that Mr. Millar was President and General Manager WBRC-TV in Birmingham, Alabama since March 1992. Prior to that Mr. Millar was Vice President of Sales for Great American Broadcasting from August 1989. Prior to that Mr. Millar served in various sales management and sales positions in both television and radio.

     Frank W. Bell has served as Vice President/Radio Programming of SCI Radio since Sinclair's acquisition of the assets of River City in 1996. Prior to that time, he served in the same capacity in the Keymarket Radio Division of River City since 1995, and for Keymarket Communications since 1987. From 1981 through 1987, Mr. Bell owned and operated several radio stations in Pennsylvania and Kansas. Before that, he served two years as a Regional Manager for National Association of Broadcasters.

     M. William Butler has served as Vice President/Group Program Director, SCI since 1997. From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL, the Walt Disney Company station in Los Angeles, California. From 1991 to 1995, he was Director of Marketing and Programming at WTXF in Philadelphia, Pennsylvania and prior to that he held the same position at WLVI in Boston, Massachusetts. Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

     Lynn A. Deppen has served as Director of Engineering/Radio Division of SCI Radio since Sinclair's acquisition of the assets of River City in 1996. Prior to that time, he served in the same position for the Keymarket Radio Division of River City Broadcasting since 1995, and for Keymarket Communications since 1985. Mr. Deppen has owned and operated his own technical consulting firm as well as radio stations in Pennsylvania, New York and Ohio.

     Michael Draman has served as Vice President/TV Sales and Marketing, SCI since 1997. From 1995 until joining Sinclair, Mr. Draman served as Vice President of Revenue Development for New World Television. From 1983 to 1995, he was Director of Sales and Marketing for WSVN in Miami, Florida. Mr. Draman attended The American University and The Harvard Business School and served with the U.S. Marine Corps in Vietnam.

     Stephen A. Eisenberg has served as Director of National Sales, SCI since November 1996. Prior to joining Sinclair, he worked since 1975 in various capacities at Petry Television, including most recently as Vice President/Director of Sales with total national sales responsibility for KTTV in Los Angeles,

California, KCPQ-TV in Seattle, Washington, WTNH-TV in New Haven, Connecticut, WKYC-TV in Cleveland, Ohio, WBIR-TV in Knoxville, Tennessee, WKEF-TV in Dayton, Ohio and WTMJ-TV in Milwaukee, Wisconsin. Mr. Eisenberg received an MS degree in Journalism from Northwestern's Medill School and a BA degree from Brooklyn College.

     Nat Ostroff has served as Vice President for New Technology since joining Sinclair in January of 1996. From 1984 until joining Sinclair, he was the President and CEO of Comark Communication Inc., a leading manufacturer of UHF transmission equipment. While at Comark, Mr. Ostroff was nominated and awarded a Prime Time Emmy Award for outstanding engineering achievement for the development of new UHF transmitter technologies in 1993. In 1968, Mr. Ostroff founded Acrodyne Industries Inc., a manufacturer of TV transmitters and a public company and served as its first President and CEO. Mr. Ostroff holds a BSEE degree from Drexel University and an MEEE degree from New York University. He is a member of several industry organizations, including, AFCCE, IEEE and SBE.

     Delbert R. Parks III has served as Vice President of Operations and Engineering since 1996. Prior to that time, he was Director of Operations and Engineering for WBFF and Sinclair since 1985, and has been with Sinclair for 25 years. He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television and computer systems. Currently, he is consolidating facilities for Sinclair's television stations and has just completed a digital facility for Sinclair's news and technical operation in Pittsburgh. Mr. Parks is also a Lieutenant Colonel in the Maryland Army National Guard and commands the 1st Battalion, 175th Infantry (Light).

     Robert E. Quicksilver has served as Vice President/General Counsel, SCI since 1996. Prior to that time he served as General Counsel of River City since September 1994. From 1988 to 1994, Mr. Quicksilver was a partner of the law firm of Rosenblum, Goldenhersh, Silverstein and Zafft, P.C. in St. Louis. Mr. Quicksilver holds a B.A. from Dartmouth College and a J.D. from the University of Michigan.

     Thomas E. Severson has served as Corporate Controller since January 1997. Prior to that time, Mr. Severson served as Assistant Controller of Sinclair since 1995. Prior to joining Sinclair, Mr. Severson held positions in the audit departments of KPMG Peat Marwick LLP and Deloitte & Touche LLP from 1991 to 1995. Mr. Severson is a graduate of the University of Baltimore and is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

     Michael E. Sileck has served as Vice President/Finance of SCI since 1996. Prior to that time he served as the Director of Finance for River City since 1993. Mr. Sileck joined River City in July 1990 as Director of Finance and Business Affairs for KDNL-TV. Mr. Sileck is an active member of the Broadcast Cable Financial Management Association ("BCFM") and was a Director of BCFM from 1993 to 1996. Mr. Sileck, a Certified Public Accountant, received a B.S. degree in Accounting from Wayne State University and an M.B.A. in Finance from Oklahoma City University.

     Robin A. Smith has served as Chief Financial Officer, SCI Radio since June 1996. From 1993 until joining Sinclair, Ms. Smith served as Vice President and Chief Financial Officer of the Park Lane Group of Menlo Park, California, which owned and operated small market radio stations. From 1982 to 1993, she served as Vice President and Treasurer of Edens Broadcasting, Inc. in Phoenix, Arizona, which owns and operates radio stations in major markets. Ms. Smith is a graduate of the Arizona State University and is a Certified Public Accountant.

     Lawrence E. McCanna has served as a Director of Sinclair since July 1995. Mr. McCanna has been a partner of the accounting firm of Gross, Mendelsohn & Associates, P.A., since 1972 and has served as its managing partner since 1982. Mr. McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was chairman of the Management of the Accounting Practice Committee. He is also a former member of the Management of an Accounting Practice Committee of the American Institute of Certified Public Accountants. Mr. McCanna is a member of the board of directors of Maryland Special Olympics.

     Basil A. Thomas has served as a Director of Sinclair since November 1993. He is of counsel to the Baltimore law firm of Thomas & Libowitz, P.A. and has been in the private practice of law since 1983. From 1961 to 1968, Judge Thomas served as an Associate Judge on the Municipal Court of Baltimore

City and, from 1968 to 1983, he served as an Associate Judge of the Supreme Bench of Baltimore City. Judge Thomas is a trustee of the University of Baltimore and a member of the American Bar Association and the Maryland State Bar Association. Judge Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore. Judge Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to Sinclair.

     Robert E. Smith has served as a Director of Sinclair since 1995. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer. Prior to that time, he assisted in the construction of WTTE and also worked for Comark Communications, Inc. installing UHF transmitters.


EXECUTIVE COMPENSATION TABLE

     The following table sets forth certain information regarding the annual and long-term compensation by the Company for services rendered in all capacities during the year ended December 31, 1998 by the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (the Chief Executive Officer and the other officers named below are referred to as the "Named Executive Officers" elsewhere in this proxy statement).


SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                   ANNUAL COMPENSATION              COMPENSATION
                  NAME AND                                                     SECURITIES UNDERLYING      ALL OTHER
             PRINCIPAL POSITION               YEAR      SALARY     BONUS (A)    OPTIONS GRANTED (#)    COMPENSATION (B)
-------------------------------------------- ------ ------------- ----------- ----------------------- -----------------
David D. Smith
 President and Chief Executive Officer ..... 1998    $1,290,000    $502,526                --              $ 6,515
                                             1997     1,354,490      98,224                --                6,306
                                             1996       767,308     317,913                --                6,748
Frederick G. Smith
 Vice President ............................ 1998       222,093     130,000                --                6,142
                                             1997       273,000          --                --                5,912
                                             1996       260,000     233,054                --                6,704
J. Duncan Smith
 Vice President and Secretary .............. 1998       226,671     135,000                --               23,609
                                             1997       283,500          --                --               15,569
                                             1996       270,000     243,485                --               18,494
Kerby Confer
 Chairman, Radio Division
 SCI Radio (c) ............................. 1998       325,000          --                --                2,167
                                             1997       325,000          --           $60,000                   --
                                             1996       189,585          --                --                   --
Barry P. Drake
 Chief Operating Officer, SCI Radio ........ 1998       350,000          --            80,000                5,522
                                             1997       339,727          --            60,000                5,302
                                             1996       161,604          --                --                2,600

----------
(a) The bonuses reported in this column represent amounts awarded and paid during the fiscal years noted but relate to the fiscal year immediately prior to the year noted. In addition, David D. Smith will receive $575,615 in 1999 with respect to 1998.

(b) All other compensation consists of income deemed received for personal use of Company-leased automobiles, the Company's 401 (k) contribution and life insurance.

(c) The compensation paid to Mr. Confer in 1996 and 1997, and part of the compensation paid in 1998, was for Mr. Confer's services as a consultant to the Company. Mr. Confer became an executive officer of the Company in 1998, but resigned his position with the Company effective April 5, 1999.

STOCK OPTIONS

     The following table shows the number of stock options granted during 1998 and the 1998 year-end value of the stock options held by the Named Executive
Officers:

                                                   PERCENT OF TOTAL
                          NUMBER OF SECURITIES    OPTIONS GRANTED TO    EXERCISE
                           UNDERLYING OPTIONS    EMPLOYEES IN FISCAL   PRICE PER
          NAME                   GRANTED                 YEAR            SHARE
------------------------ ---------------------- --------------------- -----------
David D. Smith .........             --                    --                --
Frederick G. Smith .....             --                    --                --
J. Duncan Smith ........             --                    --                --
Kerby Confer ...........             --                    --                --
Barry P. Drake .........         80,000                   1.5%          $ 24.20

                                                       POTENTIAL REALIZABLE VALUE AT
                            MARKET                     ASSUMED ANNUAL RATES OF STOCK
                           PRICE ON                 PRICE APPRECIATION FOR OPTION TERM
                            DATE OF    EXPIRATION ---------------------------------------
          NAME               GRANT        DATE         0%           5%           10%
------------------------ ------------ ----------- ----------- ------------- -------------
David D. Smith .........         --          --          --            --            --
Frederick G. Smith .....         --          --          --            --            --
J. Duncan Smith ........         --          --          --            --            --
Kerby Confer ...........         --          --          --            --            --
Barry P. Drake .........   $ 26.125     2/16/08    $154,000    $1,468,390    $3,484,922

     The following table shows information regarding options exercised during 1998, the number of securities underlying, and the value of "in the money" options outstanding on December 31, 1998.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 1998 OPTION VALUES

                                                                          NUMBER OF
                                                                    SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS             "IN THE MONEY" OPTIONS
                                                                    AT DECEMBER 31, 1998            AT DECEMBER 31, 1998(A)
                                SHARES ACQUIRED      VALUE     -------------------------------   ------------------------------
            NAME                  ON EXERCISE       REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------   -----------------   ---------   -------------   ---------------   -------------   --------------
David D. Smith .............          --              --               --               --                --              --
Frederick G. Smith .........          --              --               --               --                --              --
J. Duncan Smith ............          --              --               --               --                --              --
Kerby Confer ...............          --              --           45,000           15,000          $202,860         $67,620
Barry P. Drake .............          --              --           45,000           95,000           202,860          67,620

----------
(a) An "In-the-Money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 1998, and all of the value shown reflects stock price appreciation since the granting of the option.


DIRECTOR COMPENSATION

     Directors of the Company who also are employees of the Company serve without additional compensation. Independent directors receive $15,000 annually. These independent directors also receive $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. In addition, the independent directors are reimbursed for any expenses incurred in connection with their attendance at such meetings.


EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with David D. Smith , President and Chief Executive Officer of the Company, on June 12, 1995, which expired on June 12, 1998. The Company has not entered into a new agreement with Mr. Smith and does not currently anticipate entering into a new agreement. The Compensation Committee has set David Smith's base salary for 1999 at $1,000,000.

     In June 1998, the Company entered into an employment agreement with Frederick G. Smith, Vice President of the Company. The agreement does not have any specified termination date, and the Company has the right to terminate the employment of Frederick Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by the Company or its predecessor. Frederick Smith receives a base salary of $190,000 and is entitled to annual incentive bonuses payable based on the attainment of certain cash flow objectives by the Company, as well as discretionary bonuses. The incentive bonus takes the form of stock options to acquire shares of the Company's Class A Common Stock pursuant to the Company's non-qualified stock option long-term incentive plan. The agreement also contains non-competition and confidentiality restrictions on Frederick Smith.

     In June 1998, the Company entered into an employment agreement with J. Duncan Smith, Vice President and Secretary of the Company. The agreement does not have any specified termination date, and the Company has the right to terminate the employment of Duncan Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by the Company or its predecessor. Duncan Smith receives a base salary of $190,000 and is entitled to annual incentive bonuses payable based on the attainment of certain cash flow objectives by the Company, as well as discretionary bonuses. The incentive bonus takes the form of stock options to acquire shares of the Company's Class A Common Stock pursuant to the Company's non-qualified stock option long-term incentive plan. The agreement also contains non-competition and confidentiality restrictions on Duncan Smith.

     In February 1997, SCI entered into an employment agreement with Barry Drake, Chief Executive Officer/Radio. The agreement does not have any specified termination date, and SCI has the right to terminate the employment of Mr. Drake at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by the Company or its predecessor. Mr. Drake receives a base salary of no less than $325,000, provided that SCI continues to have at least the same level of broadcast cash flow as in February 1997. Mr. Drake is also entitled to receive options to acquire shares of the Company's Class A Common Stock pursuant to the Company's non-qualified stock option long-term incentive plan. Mr. Drake's compensation may include a bonus in the sole discretion of the Executive Committee. The agreement also contains non-competition and confidentiality restrictions on Mr. Drake.

     In connection with the acquisition of certain assets from River City in 1996, the Company entered into employment and consulting agreements with Barry Baker. At the time, it was contemplated that Mr. Baker would become President and Chief Executive Officer of SCI and Executive Vice President of the Company, upon satisfaction of certain conditions precedent. If those conditions were not satisfied by May 31, 1998 (subsequently extended to December 31, 1998), Mr. Baker had the right to terminate his employment and consulting agreements with the Company.

     As of December 31, 1998, the conditions to Mr. Baker becoming an officer of the Company had not been satisfied, and on February 8, 1999, Mr. Baker and the Company entered into a Termination Agreement (the "Termination Agreement") pursuant to which the employment and consulting agreements were terminated. Mr. Baker has no right to any further consulting fees from the Company after March 8, 1999. Mr. Baker has been paid $5,802,303 including a bonus for 1998 of $575,615, in satisfaction of the Company's obligations to him for salary and bonus payments due upon termination under his employment agreement. Mr. Baker received consulting fees during the year ended December 31, 1998 of $1,203,552.

     Mr. Baker holds options to acquire 2,764,870 shares of the Class A Common Stock of the Company. These options are fully vested and immediately exercisable following his termination, and the Company gave Mr. Baker the right to assign the options to or for the benefit of certain members of his immediate family. The exercise price for the options is approximately $15.06 per share and they expire May 31, 2006.

     In addition to his stock options, Mr. Baker has other material continuing rights following the termination of his employment and consulting agreements. First, Mr. Baker has the right, upon giving notice to the Company within 180 days following his termination, to purchase from the Company for fair market value (i) either all radio and television broadcast operations of Sinclair in the St. Louis, Missouri DMA or (at the option of Mr. Baker) the Greenville-Spartanburg, S.C.-Asheville, N.C.-Anderson, S.C. DMA, and (ii) all rights of Sinclair to provide programming services in the selected DMA. Mr. Baker may purchase these assets himself, or may designate any one or more persons to whom Sinclair must sell and assign the assets.

     Second, the Company must pay Mr. Baker quarterly payments (which may be paid in cash or, at the Company's option, in shares of Class A Common Stock) equal to 5.00% of the fair market value (on the date of each payment) of all stock options and common stock issued pursuant to the exercise of such stock options or pursuant to payments of this obligation in shares of Class A Common Stock held by him at the time of such payment (except that the first such payment shall be 3.75% of such value). The fair market value of unexercised options for such purpose is the market price of the underlying shares minus the exercise price of the options. Sinclair may purchase the shares and options held by Mr. Baker that are subject to the foregoing payments at their fair market value. If Mr. Baker refuses to sell the shares and options, he forfeits his right to future quarterly payments.

     Finally, Mr. Baker has the right to convert any remaining shares of Class A Common Stock that he received in conversion of his Series B Preferred Stock back into Series B Preferred Stock. The Termination Agreement provides that Mr. Baker must exercise his right to convert his Class A Common Stock into Series B Preferred Stock within 160 days from the termination of his employment and consulting agreements.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists entirely of non-employee directors. The Committee determines all compensation paid or awarded to the Company's key executive officers.

     Philosophy. The Committee's goal is to attract, motivate, and retain an executive management team that can take full advantage of the Company's opportunities and achieve long-term success in an increasingly competitive business environment, thereby increasing stockholder value. In deciding on initial compensation for an individual, the Committee considers determinants of the individual's market value, including experience, education, accomplishments, and reputation, as well as the level of responsibility to be assumed. Retention and compensation decisions are sometimes made in the context of an acquisition, and the Committee considers the overall terms of the acquisition and the individual's relationship to the acquired business in those cases. In deciding whether to increase the compensation of an individual or whether to award bonuses or stock options initially or upon subsequent performance reviews, the Committee considers the contributions of the individual to the Company's progress on its business plan and against its competitors, to growth of the Company and its opportunities and to achievement of other aims the Committee deems valuable to stockholders. Applying these factors to each individual's case is a judgment process, exercised by the Committee with the advice of management. There is no intent to relate compensation to the Company's stock price performance, either absolute or relative to peer groups, except as that relationship is implicit in the stock-based compensation plans.

     The Committee's annual performance evaluation of each executive officer is typically based on a formula, set forth in an employment agreement or otherwise, which sets forth a range of factors to be considered by the Committee in determining each executive officer's ultimate annual compensation.

     Executive  officers'  compensation  consists primarily of three components:
(i) base salary, (ii) cash bonus, and (iii) stock options.

     Base Salary. The Committee establishes base salaries after considering a variety of factors that make up value and usefulness to the Company, including the individual's knowledge, experience, and accomplishments, level of responsibility, role in an acquired business, and the typical compensation levels for individuals with similar credentials. In the past, executive officers of the Company have typically entered into employment agreements with the Company. However, the Company has not entered into an employment agreement with David Smith, the Chief Executive Officer, since the termination of his earlier agreement in June 1998, and does not currently anticipate entering into a new agreement. The Committee may increase the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company and changes in the market for an executive with similar credentials.

     Cash Bonus. The Committee determined each individual's cash bonus for the fiscal year ended December 31, 1998. Bonuses are based upon the attainment of performance targets established by the Committee. Performance targets were based on percentage increases in "equalized broadcast cash flow."

     Stock Options. The Committee believes achievement of the Company's goals may be fostered by a stock option program that is tailored to employees who significantly enhance the value of the Company. In that regard, during the fiscal year ended December 31, 1998, the Committee granted employees options to purchase 5,352,500 shares of Class A Common Stock. Named Executive Officers received options with respect to 80,000 shares of Class A Common Stock. The Committee granted options in 1998 with an exercise price below the market price for Class A Common Stock. These options will potentially be subject to the compensation deduction limit as described below upon exercise.

     Chief Executive Officer's Compensation. As one of the Company's largest stockholders, David D. Smith's financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of Common Stock. For his services as the Company's president and chief executive officer, David D. Smith's compensation for 1998 was determined in accordance with the compensation policies established by the Compensation Committee. The Committee awarded Mr. Smith a bonus of $575,615 for the fiscal year ended December 31, 1998 (pursuant to the compensation formula established for 1998). For the year ending December 31, 1999, his base compensation has been set at $1,000,000. In addition, he will be paid performance-based bonuses as follows: 1) For each quarter beginning January 1, 1999, if that quarter equals or exceeds the (Pro Forma) Broadcast Cash Flow of SCI of the corresponding quarter of the prior year, he shall be paid a bonus of $100,000, calculated and paid on a quarterly basis, and, 2) in addition, he will be entitled to receive a bonus of 2% of the amount by which the (Pro Forma) Broadcast Cash Flow of SCI for calendar year 1999 exceeds the (Pro Forma) Broadcast Cash Flow for the immediately preceding year.

     Compensation Deduction Limit. The Committee has considered the $1 million limit on deductible executive compensation that is not performance-based. The Committee believes that substantially all executive compensation expenses paid in 1998, except for certain compensation paid to David Smith in excess of $1 million, will be deductible by the Company. The Committee believes, however, that compensation exceeding this limit should not be ruled out where such compensation is justified on the basis of the executive's value to the Company and its shareholders. In any event, there appears to be little evidence that tax deductibility is having much impact on the market for managerial talent, in which the Company must remain competitive.



                                                     Compensation Committee

                                                     Basil A. Thomas
                                                     Lawrence E. McCanna

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Other than as follows, no Named Executive Officer is a director of a corporation that has a director or executive officer who is also a director of the Company. Each of David D. Smith, Frederick G. Smith and J. Duncan Smith, all of whom are executive officers and directors of the Company, is a director and/or executive officer of each of various other corporations controlled by them. David D. Smith is a director and executive officer of Acrodyne Communications Inc. and a director and executive officer of the Company, and David B. Amy, an executive officer of the Company, is a director of Acrodyne Communications, Inc.

     During 1998, none of the Named Executive Officers participated in any deliberations of the Company's Compensation Committee relating to compensation of the Named Executive Officers.

     The members of the Compensation Committee are Messrs. Thomas and McCanna. Mr. Thomas is of counsel to the law firm of Thomas & Libowitz, and is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A. During 1998, the Company paid Thomas & Libowitz, P.A., approximately $1,835,235 in fees and expenses for legal services.


COMPARATIVE STOCK PERFORMANCE

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television, and cable television companies) from June 7, 1995, the effective date of the Company's initial public offering, through December 31, 1998. The performance graph assumes that an investment of $100 was made in the Class A Common Stock and in each Index on June 7, 1995, and that all dividends were reinvested. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period.


                               [GRAPHIC OMITTED]


                                              7 JUN 95     29 DEC 95     31 DEC 96     31 DEC 97     31 DEC 98
Nasdaq Stock Market Index ................      100           120.28        146.96        181.64       254.90
Nasdaq Telecommunications Index ..........      100           124.09        126.85        187.50       306.71
Sinclair .................................      100            71.5         107.77        193.26       172.01

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 1998, the Company engaged in the following transactions with the following persons:

     o    directors, nominees for election as directors, or executive officers;

     o    beneficial owners of 5% or more of the Company's common stock;

     o    immediate family members of any of the above, and

     o    entities in which the above persons have substantial interests.

     As noted above, the "Controlling Stockholders" refers to Messrs. David, Frederick, Duncan and Robert Smith.

     WPTT Note. In connection with the sale of WPTT in Pittsburgh by the Company to WPTT, Inc., WPTT, Inc., issued to the Company a 15-year senior secured term note of $6.0 million (the "WPTT Note"). The Company subsequently sold the WPTT Note to the late Julian S. Smith and Carolyn C. Smith, the parents of the Controlling Stockholders and both former stockholders of the Company, in exchange for the payment of $50,000 and the issuance of a $6.6 million note, which bears interest at 7.21% per annum and requires payments of interest only through September 2001. Monthly principal payments of $109,317 plus interest are payable with respect to this note commencing in November 2001 and ending in September 2006, at which time the remaining principal balance plus accrued interest, if any, is due. During the year ended December 31, 1998, the Company received $.5 million in interest payments on this note. At December 31, 1998, the balance on this note was $6.6 million.

     WIIB Note. In September 1990, the Company sold all the stock of Channel 63, Inc., the owner of WIIB in Bloomington, Indiana, to the Controlling Stockholders for $1.5 million. The purchase price was delivered in the form of a note issued to the Company which was refinanced in June 1992 (the "WIIB Note"). The WIIB Note bears interest at 6.88% per annum, is payable in monthly principal and interest payments of $16,000 until September 30, 2000, at which time a final payment of approximately $431,000 is due. Principal and interest paid in 1998 on the WIIB Note was $.2 million. As of December 31, 1998, $.7 million in principal amount of the WIIB Note remained outstanding.

     Bay Credit Facility. In connection with the capitalization of Bay Television, Inc., the Company agreed on May 17, 1990 to loan the Controlling Stockholders up to $3.0 million (the "Bay Credit Facility"). Each of the loans to the Controlling Stockholders pursuant to the Bay Credit Facility is evidenced by an amended and restated secured note totaling $2.6 million due December 31, 1999 accruing interest at a fixed rate equal to 6.88%. Principal and interest are payable over six years commencing on March 31, 1994, and are required to be repaid quarterly and $.7 million was paid in 1998. $718,000 is payable in 1999. As of December 31, 1998, approximately $.7 million in principal amount was outstanding under this note.

     Affiliated Leases. From 1987 to 1992, the Company entered into five lease transactions with Cunningham Communications, Inc., a corporation wholly owned by the Controlling Stockholders, to lease certain facilities from CCI. Three of these leases (four of which are still are in effect) are 10-year leases for rental space on broadcast towers, one of which is a capital lease having a renewable term of 10 years. The other lease is a month-to-month lease for a portion of studio and office space at which certain satellite dishes are located. Aggregate annual rental payments related to these leases were $.5 million in 1998. The aggregate annual rental payments related to these leases are scheduled to be $.5 million in 1999 and 2000.

     In January 1991, the Company entered into a 10-year capital lease with Keyser Investment Group ("KIG"), a corporation wholly owned by the Controlling Stockholders, pursuant to which the Company leases both an administrative facility and studios for station WBFF and the Company's present corporate offices. Additionally, in June 1991, the Company entered into a one-year renewable lease with KIG pursuant to which the Company leases parking facilities at the administrative facility. Payments under these leases with KIG were $.5 million in 1998. The aggregate annual rental payments related to the administrative facility are scheduled to be $.5 million in 1999 and $.6 million in 2000. During 1998, the Company chartered airplanes owned by certain companies controlled by the Controlling Stockholders and incurred expenses of approximately $.6 million related to these charters.

     Transactions with Gerstell. Gerstell LP, an entity wholly owned by the Controlling Stockholders, was formed in April 1993 to acquire certain personal and real property interests of the Company in Pennsylvania. In a transaction that was completed in September 1993, Gerstell LP acquired the WPGH office/studio, transmitter and tower site for an aggregate purchase price of $2.2 million. The purchase price was financed in part by a $2.1 million note from Gerstell LP bearing interest at 6.18% with principal payments beginning on November 1, 1994 and a final maturity date of October 1, 2013. Principal and interest paid in 1998 on the note was $.2 million. At December 31, 1998, $1.8 million in principal amount of the note remained outstanding. Following the acquisition, Gerstell LP leased the office/studio, transmitter and tower site to WPGH, Inc. (a subsidiary of the Company). The leases have terms of seven years, with four seven-year renewal periods. Aggregate annual rental payment related to these leases was $.6 million in 1998.

     Stock Redemptions. On September 30, 1990, the Company issued certain notes (the "Founders' Notes") maturing on May 31, 2005, payable to the late Julian S. Smith and Carolyn C. Smith, former majority owners of the Company and the parents of the Controlling Stockholders. The Founders' Notes, which were issued in consideration for stock redemptions equal to 72.65% of the then outstanding stock of the Company, have principal amounts of $7.5 million and $6.7 million, respectively. The Founders' Notes include stated interest rates of 8.75%, which were payable annually from October 1990 until October 1992, then payable monthly commencing April 1993 to December 1996, and then semiannually thereafter until maturity. The effective interest rate approximates 9.4%. The Founders' Notes are secured by security interests in substantially all of the assets of the Company and its Subsidiaries, and are personally guaranteed by the Controlling Stockholders.

     Principal and interest payments on the Founders' Note issued to the estate of Julian S. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2004, with a balloon payment due at maturity in the amount of $5.0 million. Additionally, monthly interest payments commenced on April 1993 and continued until December 1996. Principal and interest paid in 1998 on this Founders' Note was $.6 million at December 31, 1998, $5.7 million in principal amount of this Founders' Note remained outstanding.

     Principal payments on the Founders' Note issued to Carolyn C. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2002. Principal and interest paid in 1998 on this Founders' Note was $1.1 million. At December 31, 1998, $2.9 million in principal amount of this Founders' Note remained outstanding.

     Relationship with Glencairn.  Glencairn is a corporation owned by (i) Edwin
L. Edwards, Sr. (3%), (ii) Carolyn C. Smith, the mother of the Controlling Stockholders (7%), and (iii) certain trusts established by Carolyn C. Smith for the benefit of her grandchildren (the "Glencairn Trusts") (90%). The 90% equity interest in Glencairn owned by the Glencairn Trusts is held through the ownership of non-voting common stock. The 7% equity interest in Glencairn owned by Carolyn C. Smith is held through the ownership of common stock that is generally non-voting, except with respect to certain specified extraordinary corporate matters as to which this 7% equity interest has the controlling vote. Edwin L. Edwards, Sr. owns a 3% equity interest in Glencairn through ownership of all of the issued and outstanding voting stock of Glencairn and is Chairman of the Board, President and Chief Executive Officer of Glencairn.

     There have been, and the Company expects that in the future there will be, transactions between the Company and Glencairn. Glencairn is the owner-operator and FCC licensee of WNUV in Baltimore, WVTV in Milwaukee, WRDC in
Raleigh/Durham, WABM in Birmingham, KRRT in Kerrville and WFBC in Asheville/Greenville/Spartanburg. The Company has entered into LMAs with Glencairn pursuant to which the Company provides programming to Glencairn for airing on WNUV, WVTV, WRDC, WABM, KRRT, WFBC and WTTE in exchange for the payment by the Company to Glencairn of a monthly fee totaling $.7 million.

     In June 1995, the Company acquired options from certain stockholders of Glencairn (the "Glencairn Options") which grant to the Company the right to acquire, subject to applicable FCC rules and regulations, stock comprising up to a 97% equity interest in Glencairn. Of the stock subject to the Glencairn Options, a 90% equity interest is non-voting and the remaining 7% equity interest is non-voting, except with respect to certain extraordinary matters as to which this 7% equity interest has the controlling vote. Each Glencairn Option was purchased by the Company for $1,000 ($5,000 in the aggregate) and is exercisable only upon the Company's payment of an option exercise price generally equal to the optionor's proportionate share of the aggregate acquisition cost of all stations owned by Glencairn on the date of exercise (plus interest at a rate of 10% from the respective acquisition date). The Company estimates that the aggregate option exercise price for the Glencairn Options, if currently exercised, would be approximately $18.4 million.

     Glencairn has entered into an agreement to merge with a corporation that owns the License Assets of KOKH-TV, WRGT-TV, WVAH-TV and WTAT-TV. Upon merger with this entity, Glencairn will enter into an LMA with the Company pursuant to which the Company will supply programming to these stations, obtain the right to sell advertising during the periods covered by the supplied programming and make payments to Glencairn in amounts to be negotiated.

     Keymarket of South Carolina. Kerby Confer, the Chairman of the Radio Division of SCI, is the owner of 100% of the common stock of Keymarket of South Carolina, Inc. ("KSC"). The Company has exercised its option to acquire all of the assets of KSC for forgiveness of debt in an aggregate principal amount of approximately $7.4 million, plus payment of approximately $1.0 million, less certain adjustments.

     Heritage Automotive Group. In January, 1997, David D. Smith, the Company's President and Chief Executive Officer and one of the Controlling Stockholders, made a substantial investment in, and became a member of the board of directors of, Summa Holdings, Ltd. which, through wholly owned subsidiaries, owns the Heritage Automotive Group ("Heritage") and Allstate Leasing ("Allstate"). Mr. Smith is not an officer, nor does he actively participate in the management, of Summa Holdings, Ltd., Heritage, or Allstate. Heritage owns and operates new and used car dealerships in the Baltimore metropolitan area. Allstate owns and operates an automobile and equipment leasing business with offices in the Baltimore, Richmond, Houston, and Atlanta metropolitan areas. The Company sells Heritage and Allstate advertising time on WBFF and WNUV, the television stations operated by the Company serving the Baltimore DMA and received payments from these companies in 1998 of $.4 million.

     Bay Television, Inc. In January 1999, SCI entered into a Time Brokerage Agreement with Bay Television, Inc., which owns the television station WTTA-TV in Tampa, Florida. The Controlling Stockholders own a substantial portion of the equity of Bay Television, Inc. The Time Brokerage Agreement provides that SCI is to deliver television programming to Bay Television, Inc., which broadcasts the programming in return for a monthly fee to Bay of $143,500. SCI must also make an annual payment equal to 50% of the annual broadcast cash flow of the station which is in excess of $1.7 million.

                              STOCKHOLDER PROPOSALS

     If you intend to propose any matter for action at our 2000 Annual Meeting of Stockholders, you must submit your proposal to the Secretary of Sinclair at 2000 West 41st Street, Baltimore, Maryland 21211 not later than December 10, 1999 at 5:00 p.m. Eastern Standard Time. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2000 Annual Meeting. We will be able to use proxies you give us for the next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before February 23, 2000.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        J. Duncan Smith, Secretary



Baltimore, Maryland
April 14, 1999

--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

1. Election of six directors for a term expiring in 1999 as set forth in the Proxy Statement

     Nominees: David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith, Basil A. Thomas, Lawrence E. McCanna

     For: [ ]    Withheld: [ ]  For all except: [ ]
                                                   ---------------

2.   Ratification  of the  Appointment of Arthur
     Andersen LLP as independent auditors        This   proxy   when    properly
                                                 executed  will be  voted in the
     For: [ ]    Against: [ ]   Abstain: [ ]     manner  directed  herein by the
                                                 undersigned stockholder.  If no
                                                 direction  is made,  this proxy
                                                 will be voted FOR the  nominees
                                                 for  directors  and FOR each of
                                                 the other proposals.

                                                 Please mark, sign and date, and
                                                 return the proxy card  promptly
                                                 using the enclosed envelope.

                                                 Dated:
                                                       -------------------------
                                                 Signature(s):
                                                              ------------------

                                                 -------------------------------

                                                 Please  sign  exactly  as  name
                                                 appears   to  the  left.   When
                                                 shares   are   held  by   joint
                                                 tenants, both should sign. When
                                                 signing as attorney,  executor,
                                                 administrator,    trustee    or
                                                 guardian,   please   give  full
                                                 title    as    such.    If    a
                                                 corporation,   please  sign  in
                                                 full    corporate    name    by
                                                 President  or other  authorized
                                                 officer.   If  a   partnership,
                                                 please sign in partnership name
                                                 by authorized person.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     PROXY
                         SINCLAIR BROADCAST GROUP, INC.
                    PROXY FOR ANNUAL MEETING OF MAY 11, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Sinclair Broadcast Group, Inc. to be held on May 11, 1999 at the Sheraton Baltimore North, 903 Dulaney Valley Road, Towson, MD 21204 at 10:00 a.m. or any adjournment thereof.


              NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE




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